United States

Securities and Exchange Commission

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 12, 2005

SHUFFLE MASTER, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-20820	41-1448495
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1106 Palms Airport Drive Las Vegas, Nevada		89119-3720
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (702) 897-7150

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Shuffle Master, Inc. (the “Company”) (NASDAQ National Market: SHFL) hereby provides the following update of its Vending Data I litigation.

On Tuesday, July 12, 2005 (the “Effective Date”), the Company settled its litigation with VendingData Corporation (“VendingData”) over VendingData’s Random Ejection shuffler (this litigation has been referred to as VendingData I).

Under the terms of the Settlement Agreement (“Agreement”), VendingData is paying the Company $800,000, one-half of which was received on July 14, 2005, and the other half payable in ten (10) months.  VendingData signed a Confession of Judgment related to the second payment of $400,000 which will shortly be filed and entered by the Court.  The Company has granted VendingData a conditional Covenant Not To Sue concerning the Company’s U.S. patents 6,028,258 and 6,325, 373 (except for claims 6 and 7 of the 6,325,373 patent), the patents which were at issue in the VendingData I litigation.  Each party has completely and fully released the other for any acts or omissions committed prior to the Effective Date, except that, these releases have no effect with respect to the Company’s patent infringement claims against VendingData’s Poker-1 shuffler in the litigation that has been referred to as VendingData II.

The VendingData I settlement does not restrict either party’s ability to bring new actions for any wrongful acts or acts of infringement committed after the Effective Date.

Item 9.01 Financial Statements and Exhibits

 (c) Exhibits

99.1                           VendingData I Settlement Agreement dated July 12, 2005.

99.2                           VendingData I Court’s Confession of Judgment dated July 12, 2005 (attached as Exhibit A to the Settlement Agreement).

99.3                           VendingData I Court’s Judgment, to be filed and entered by the Court (attached as Exhibit A to the Settlement Agreement).

99.4                           VendingData I Court’s Stipulated Dismissal, to be filed and entered by the Court (attached as Exhibit B to the Settlement Agreement).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHUFFLE MASTER, INC.
(Registrant)

Date:	July 14, 2005

/s/ Mark L. Yoseloff
Mark L. Yoseloff
Chairman of the Board and Chief Executive Officer